Bacterin International Holdings to Present
at the OneMedForum San Francisco 2011

BELGRADE, MT, – January 3, 2011 – Bacterin International Holdings, Inc. (“Bacterin”) (OTCBB: BIHI), today announced that it is scheduled to present at the upcoming OneMedForumSF 2011, Emerging Company Finance Conference, on Tuesday, January 11, 2011, at 8:30 a.m. (PT) at the Sir Francis Drake Hotel in San Francisco, CA.  Guy Cook, founder, chairman and CEO of Bacterin will present the Company’s operations and its strategic positioning.

Bacterin, founded in 1998 and based near  the nation’s leading research center for biofilm engineering, is a creator and developer of revolutionary bone graft material and anti-infective coatings for medical applications.

The Bacterin presentation will be broadcast live over the Internet and can be accessed at http://www.ustream.tv/channel/onemedforum or through the Company’s website at www.bacterin.com.

OneMedForum takes place January 11-13, 2011 in San Francisco, CA during the world’s largest gathering of healthcare financiers and executives.  The Forum will feature presentations by over 100 of the world’s most promising emerging life science public and private companies. In 2010, over 1,000 investors participated in the conference, to learn more about the forum, visit www.onemedplace.com.

Guy Cook commented, “The OneMedForumSF is a great venue for Bacterin to meet with prospective investors and showcase the achievements we’ve accomplished to date, as well elaborate on the Company’s potential.  As indicated on our third quarter earnings release, we have grown revenue to $10.1 million during the first nine months of 2010, as compared to $5.2 million for the comparable period in 2009, and expect to deliver total revenue for 2010 of $15-$17 million, as we indicated in our third quarter earnings conference call.  These are exciting times for Bacterin. We look forward to introduce our business to new investors and update current shareholders at OneMedForumSF this month.”

About Bacterin International Holdings, Inc.
Bacterin International Holdings, Inc. (“Bacterin”) develops, manufactures and markets biologics products to domestic and international markets.  Bacterin’s proprietary methods optimize the growth factors in human allografts to create the ideal stem cell scaffold and promote bone and other tissue growth.  These products are used in a variety of applications including enhancing fusion in spine surgery, relief of back pain by facet joint stabilization, promotion of bone fusion in foot and ankle surgery, promotion of cranial healing following neurosurgery and subchondral bone defect repair in articulating joint surgeries.

Bacterin’s Medical Device division develops anti-microbial coatings based upon proprietary coating technologies. Bacterin develops, employs, and licenses bioactive coatings for various medical device applications.  Bacterin’s strategic coating initiatives include antimicrobial coatings designed to inhibit biofilm formation and microbial contamination on medical devices drug delivery, local (as opposed to systemic) pain management, and anti-thrombotic factors for medical device applications.

Headquartered in Belgrade, Montana, Bacterin operates a 32,000 square foot, state-of-the-art, fully compliant and FDA registered facility, equipped with four "Class 100" clean rooms.  For further information please visit www.bacterin.com.

About OneMedForum

Founded in 2008, OneMedForum events are held biannually in San Francisco in January and in New York in June. They are designed to create a communications platform for emerging companies to connect with strategic partners and investors.  The New York Forum was designated OneMedForum Days in New York in recognition of the important work..

About OneMedPlace

OneMedPlace is a virtual community of healthcare and life science companies. It has, for the first time, put in place the innovations that will shape the future of health and medicine—emerging companies and technologies seeking capital, distribution, visibility, and investors and strategic partners looking for health and medical innovations to invest in, acquire, license, distribute, purchase or utilize.

Contact:
Yvonne L. Zappulla
Managing Director
Grannus Financial Advisors, Inc.
212-681-4108

or

Guy Cook
President & CEO
Bacterin International Holdings, Inc.
406-388-0480
gcook@bacterin.com

Certain statements in this news release may constitute “forward-looking” statements within the meaning of section 21E of the Securities and Exchange Act of 1934.  Our forward-looking statements include earnings guidance and other statements regarding our expectations and beliefs.  The Company believes that its expectations, as expressed in these statements are based on reasonable assumptions regarding the risks and uncertainties inherent in achieving those expectations.  These statements are not, however, guarantees of future performance and actual results may differ materially. Risks and uncertainties which may cause actual results to be different than expressed or implied in our forward-looking statements include, but are not limited to, the risk factors described under the heading “Risk Factors” in Amendment No. 1 to our Form S-1 filed December 7, 2010.  The Company expressly disclaims any current intention to update any forward-looking statements as a result of new information or future events or developments.